UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): January 9, 2003


                                 FX ENERGY, INC.
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             (Exact name of registrant as specified in its charter)


            Nevada                         0-25386               87-0504461
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(State or other jurisdiction of   (Commission File Number)      (IRS Employer
incorporation or organization)                               Identification No.)


                    3006 Highland Drive
                         Suite 206
                   Salt Lake City, Utah                          84106
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         (Address of principal executive offices)              (Zip code)


                                 (801) 486-5555
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              (Registrant's telephone number, including area code)


                                      N/A
              -----------------------------------------------------
              (Former name, former address, and formal fiscal year,
                         if changed since last report)

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                              ITEM 5. OTHER EVENTS
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         On January 9, 2003, FX Energy, Inc. announced the signing of a farmout agreement with CalEnergy Gas, the upstream gas business unit of MidAmerican Energy Holdings Company. The agreement covers joint operations on FX Energy's Fences project area in western Poland. A Memorandum of Understanding between the two companies was announced on October 28, 2002.

         The agreement gives CalEnergy the right to earn a 24.5% interest in the Fences project area by spending a total of $10.6 million including the cost to drill two wells plus certain cash payments to FX Energy. FX Energy's position will be reduced to 24.5% with the balance of 51% owned by the Polish Oil and Gas Company (POGC). Cash payments made during the term of the agreement will be used to meet FX Energy's outstanding obligations to POGC and for working capital. The agreement is subject to the consent of Rolls-Royce Power Ventures and certain other conditions that must be satisfied.

         The earning requirements in the agreement are staged, with CalEnergy retaining the right to proceed or withdraw at designated points. The decision to drill a second well will not be made until after the results of the first well have been evaluated. In the event CalEnergy elects not to drill the second well, only the acreage around the initial prospect will be earned and CalEnergy will have no future obligations. However, if CalEnergy elects to drill a second well and pay the balance of cash required under the agreement, FX Energy will then have met all of its obligations in the Fences area and each partner will be required thereafter to pay its proportionate share of subsequent exploration costs.

         FX Energy holds interests in three project areas in Poland:

         The Fences project area covers approximately 265,000 acres in western Poland's Permian Basin. FX Energy currently holds a 49% interest in the Fences project area (subject to CalEnergy's right to earn 24.5%) and POGC holds 51%.

         The Pomerania project area covers approximately 2.2 million acres in western Poland's Permian Basin. FX Energy currently holds a 100% interest in the Pomerania project area, except for one block of approximately 225,000 acres where its interest is 74% and POGC holds 26%.

         The Wilga project area covers approximately 250,000 acres in central Poland; FX Energy holds a 45% interest.

         MidAmerican Energy Holdings Company is based in Des Moines, Iowa, and is a privately-owned global provider of energy services. Through its energy-related business platforms - CalEnergy Generation, Kern River Gas Transmission Company, Northern Natural Gas Company, MidAmerican Energy, and Northern Electric and Yorkshire Electricity - MidAmerican provides electric and natural gas service to five million customers worldwide. Through its CalEnergy Gas affiliate, it is engaged in gas exploration and production activities in Poland, the United Kingdom, and Australia. Information on MidAmerican is available on the Internet at www.midamerican.com.

         This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 2001 annual report on Form 10-K and other SEC reports.

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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           FX ENERGY, INC.
                                           Registrant



Dated:  January 9, 2003                    By  /s/ Scott J. Duncan
                                               --------------------------------
                                               Scott J. Duncan, Vice-President

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